                                                                   Exhibit 25.13

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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                               ----------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    Under the Trust Indenture Act of 1939 of
                   a Corporation Designated to Act as Trustee

                               ----------------

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                 A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                               ----------------
                            THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)

                               ----------------


                New York                               13-4994650
    (State of incorporation if not a      (I.R.S. employer identification No.)
             national bank)

            270 Park Avenue                              10017
           New York, New York                          (Zip Code)
    (Address of principal executive
                offices)

                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel: (212) 270-2611
           (Name, address and telephone number of agent for service)

                               ----------------

                          Mutual Risk Management Ltd.
              (Exact name of obligor as specified in its charter)

                               ----------------

                Bermuda                                   N/A
    (State or other jurisdiction of       (I.R.S. employer identification No.)
     incorporation or organization)

            44 Church Street                       John Kessock, Jr.
         Hamilton HM 12 Bermuda           c/o Commonwealth Risk Services, L.P.
             (441) 295-5688                   One Logan Square, Suite 1500
    (Address, including zip code, of             Philadelphia, PA 19103
      principal executive offices)                   (215) 963-1600
                                         (Name, address and telephone number of
                                                   agent for service)

                               ----------------

               Guarantee with respect to Preferred Securities of
                             MRM Capital Trust III
                      (Title of the indenture securities)

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

                                    GENERAL

Item 1. General Information.

   Furnish the following information as to the trustee:

  (a) Name and address of each examining or supervising authority to which it is subject.

     New York State Banking Department, State House, Albany, New York 12110.

     Board of Governors of the Federal Reserve System, Washington, D.C.,
     20551

     Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

     Federal Deposit Insurance Corporation, Washington, D.C., 20429.

  (b) Whether it is authorized to exercise corporate trust powers.

     Yes.

Item 2. Affiliations with the Obligor.

   If the obligor is an affiliate of the trustee, describe each such affiliation.

   None.

Item 16. List of Exhibits.

   List below all exhibits filed as a part of this Statement of Eligibility.

   1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

   2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

   3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

   4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

   5. Not applicable.

   6. The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

   7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

   8. Not applicable.

   9. Not applicable.

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                                   SIGNATURE

   Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 5th day of April, 2000.

                                          The Chase Manhattan Bank

                                                    /s/ Kathleen Perry
                                          By __________________________________
                                                      Kathleen Perry
                                                      Vice President

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

                             Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017 and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business December 31, 1999, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the
                              Federal Reserve Act.

                                                                 Dollar Amounts
                             ASSETS                               in Millions
                             ------                              --------------
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin............    $ 13,271
  Interest-bearing balances.....................................      30,165
Securities:
  Held to maturity securities...................................         724
  Available for sale securities.................................      54,770
  Federal funds sold and securities purchased under agreements
   to resell....................................................      26,694
Loans and lease financing receivables:
  Loans and leases, net of unearned income......................    $132,814
  Less: Allowance for loan and lease losses.....................       2,254
  Less: Allocated transfer risk reserve.........................           0
                                                                    --------
Loans and leases, net of unearned income, allowance, and
 reserve........................................................     130,560
Trading Assets..................................................      53,619
Premises and fixed assets (including capitalized leases)........       3,359
Other real estate owned.........................................          29
Investments in unconsolidated subsidiaries and associated
 companies......................................................         186
Customers' liability to this bank on acceptances outstanding....         608
Intangible assets...............................................       3,659
Other assets....................................................      14,554
                                                                    --------
    Total assets................................................    $332,198
                                                                    ========

                                                                 Dollar Amounts
                          LIABILITIES                             in Millions
                          -----------                            --------------

Deposits
  In domestic offices...........................................    $102,421
  Noninterest-bearing...........................................    $ 41,580
  Interest-bearing..............................................      60,841
  In foreign offices, Edge and Agreement subsidiaries and IBF's.     108,233
Noninterest-bearing.............................................    $  6,061
Interest-bearing................................................     102,172
Federal funds purchased and securities sold under agreements to
 repurchase.....................................................      47,425
Demand notes issued to the U.S. Treasury........................         100
Trading liabilities.............................................      33,626
Other borrowed money (includes mortgage indebtedness
 and obligations under capitalized leases):
  With a remaining maturity of one year or less.................       3,964
  With a remaining maturity of more than one year through three
   years........................................................          14
  With a remaining maturity of more than three years............          99
Bank's liability on acceptances executed and outstanding........         608
Subordinated notes and debentures...............................       5,430
Other liabilities...............................................      11,886
                                                                    --------
    Total liabilities...........................................    $313,806
                                                                    ========

                         EQUITY CAPITAL
                         --------------
Perpetual preferred stock and related surplus...................    $      0
Common stock....................................................       1,211
Surplus (exclude all surplus related to preferred stock)........      11,066
Undivided profits and capital reserves..........................       7,376
Net unrealized holding gains (losses) on available-for-sale
 securities.....................................................      (1,277)
Accumulated net gains (losses) on cash flow hedges..............           0
Cumulative foreign currency translation adjustments.............          16
                                                                    --------
    Total equity capital........................................      18,392
                                                                    --------
    Total liabilities and equity capital........................    $332,198
                                                                    ========

   I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                          Joseph L. Sclafani

   We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                     WILLIAM B. HARRISON, JR.
                     HELENE L. KAPLAN            DIRECTORS
                     HENRY B. SCHACHT

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